EXHIBIT 10.7

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release ("Agreement") is entered into as of the 13th. day of March, 2013, by and between the following parties identified immediately below (collectively, the Parties):

1.	TransBioTec, Inc., a California corporation (TBT-CA);

2.	TransBioTec, Inc., a Delaware corporation (TBT-DE)

3.	TransBioTec, Inc., a Colorado corporation (TBT-CO);

4.	David William Bowman, aka Bill Bowman;

5.	Bowman & Co., LLC;

6.	William Cooper;

7.	KULA, a suspended entity; and

8.	Travis Cooper

The above TransBioTec, Inc. business entities, parties 1-3, unless specifically referred to, are collectively referred to as “TBT”.  The individual settling parties 4, 6 and 8 and the remaining entity parties 5 and 7, unless specifically referred to, are collectively referred to as “Bowman/Coopers”.

This Agreement is executed with reference to the following facts:

R E C I T A L S

A.           The Parties are engaged in various civil, bankruptcy, and post-judgment collection lawsuits.  There are also pending demands and cross-claims, including filings with state and federal regulatory agencies.  The Parties by written Agreement Summary for Short Form Settlement with Contingencies (“Short Form Agreement”) made effective January 18, 2013, agreed to a two part process of an interim short form litigation/petition suspension and stay of proceedings pending a final long form settlement agreement and mutual releases.  A copy of the Parties duly signed Short Form Agreement is attached hereto as Exhibit 1.

B.           The Parties have performed their respective duties on the Short Form Agreement.  See Short Form Agreement sections 1 a) and 1 b) and section 2 b), 2 c) on the full and partial Satisfaction of Judgments.  The civil suit affected by this long form agreement is styled as TransBioTec, Inc. v. William Cooper, et. al., Case No. 30-2012-00568440-CU-BC-CJC filed in the Orange County Superior Court (“Civil Case”).  The involuntary bankruptcy action brought by Petitioning Creditor Bill Bowman is styled as In re: TransBioTec, Inc., Debtor, Case No. 8:12-bk-22819-ES, United States Bankruptcy Court, Central District, Santa Ana Division (“Bankruptcy Case”) and separate collections actions on civil judgments (the “Bowman Judgments”) in Orange County Superior Court (collectively the “Actions”).

C.           The purpose of this document is the final long form Settlement Agreement and Mutual General Releases to finalize the balance of the terms, conditions and agreements of the Short Form Agreement for all Parties.   The Parties now desire to compromise and settle the balance of their respective claims, lawsuits and petitions arising from and related to the above-referenced Actions, known and unknown claims relating to the Actions, and desire to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing facts, mutual covenants and agreements herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           The Parties have performed their respective duties on the Short Form Agreement.  See Short Form Agreement sections 1 a) and 1 b) and section 2 b), 2 c) on the full and partial Satisfaction of Judgments.

2.           TBT has paid both installment payments of the Short Form Agreement toward the satisfaction of the Bowman Judgments.  Bowman has provided and processed the reciprocal Full Satisfaction of Judgment for Dai Vu and partial satisfaction of Judgments for Fashion Furniture and Telishevsky.  Upon the TBT payment of both installments, the Parties agree to the dismissal with prejudice of the Civil Case and dismissal of the pending Bankruptcy Case within 10 days of the date of this duly signed Agreement.  The Parties also agree to the following additional settlement terms and conditions as follows:

a.           Full mutual release by TBT and Bowman/Coopers of all claims, known or unknown;

b.           Bowman ceases any collection activity pending final payment of total due (with interest/costs on Judgments);

c.           Bowman/Cooper surrenders their stock holdings in TBT-CA.  See Exhibit 2 attaching copies of the three share certificates that are being surrendered.  The original share certificates to be provided by mail within 10 days of the date of this Agreement with the backs signed and assigned back to TBT-CA for surrender and return to treasury shares;

d.           Bowman/Coopers and TBT mutually agree to release any individual, be it any Officer, Director and/or Shareholder of TBT (CA, CO & DE) and any entity associated with Bowman/Coopers from any claim of action, whether at law or in equity, relative to the conduct of the affairs/business of said entities;

e.           That until TBT pays the balance due on the Bowman Judgments (with accrued interest and taxable costs) pursuant to the terms of this agreement TBT shall make no payment on any amounts accrued/payable to officers and directors of any TBT entity so long as the Kodiak Equity Line of Credit Agreement or similar equity financing funding event shall remain in effect;

f.            The Judgments shall be fully satisfied from the proceeds of the Kodiak Equity Line of Credit Agreement or similar equity funding transaction as received by TBT. In the event the Judgments are not fully satisfied upon termination of the Kodiak Equity Line of Credit Agreement or similar equity funding transaction, then and in such event, Bowman is free to resume enforced collection process, only, without resort to Involuntary Bankruptcy process.  The duration of suspension and stay of Bowman’s Judgment collection efforts for the above equity funding shall last only through the end of the 2013 calendar year;

g.           That during this agreement and following any final settlement that the  Parties shall not contact and/or otherwise communicate with each other or with TBT’s  officers, directors, agents, broker-dealers, shareholders except through legal counsel of TBT.

3.           Mutual General Releases.

a.           The Parties, for themselves, their relatives, heirs, successors, assigns, agents and representatives, for the consideration set forth above, and the mutual promises herein contained, and including their officers, directors, employees, agents, attorneys, heirs, representatives, successors and assigns release and forever discharge each other from any and all actions, causes of action, judgments, liens, petitions, promises, agreements, contracts, obligations, transactions, indebtedness, costs, damages, losses, lawsuits, arbitrations, appeals, claims, liabilities, indemnifications, debts, restrictive covenants, covenants not to compete, demands, attorney's fees or expenses of any nature whatsoever, as expressly set forth in this Agreement, and rights of any kind or character, which specifically arises out of and/or relates to any claims and/or defenses to the subject of this Agreement.

b.           Waiver of Civil Code Section 1542.  Each Party to this Agreement specifically waives the benefit of any policy or provision of law to the effect that a general release does not extend to claims which the Creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the other party.  Without limitation on the generality of the foregoing, each party to this Agreement specifically waives the benefit of the provisions of Section 1542 of the California Civil Code as follows:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

The Parties agree, except as specifically reserved, upon completion of the terms and conditions herein, to abandon, release, waive and relinquish all rights and benefits which they have or might have otherwise acquired against each other under Section 1542 of the Civil Code of the State of California pertaining to the subject matter of this Agreement.  The Parties acknowledge that they may hereafter discover claims presently unknown or unsuspected by them, or facts in addition to or different from those which they now know or believe to be true, as to the matters released herein.  Nevertheless, it is the Parties' intention, through this release, to fully, finally, and forever release all such matters and all claims relating thereto, which do now exist or may hereafter exist, or may heretofore have existed.

4.           No Admission

The execution of this Agreement affects the settlement of claims which are contested and denied.  Nothing herein contained shall be construed as an admission by any party hereto of any liability of any kind to the other party.  Each party acknowledges that the other parties expressly deny that any of them is in any way liable or obligated to the others.

5.           Attorney's Fees

In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the prevailing party shall be entitled to recover from the unsuccessful party all costs, expenses and reasonable attorney's fees incurred therein by the prevailing party (including, without limitation, such costs, expenses and fees on any appeals), and if such prevailing party shall recover judgment in any such action or proceeding, such costs, expenses, including those of expert witnesses and attorney's fees, shall be included as part of the judgment.

6.          Merger and Integration

This Agreement contains the entire understanding of the parties; there are no representations, covenants or understandings other than those, either express, implied or referred to herein.  Each party acknowledges that there are no conditions to this Agreement other than those expressed or referred to herein.  Each party acknowledges that no other party or any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied or statutory, not contained or referred to herein, concerning the subject matter hereof, to induce them to execute this Agreement, and they acknowledge that they have not executed this Agreement in reliance on any such promise, representation or warranty not specifically contained or referred to herein.

7.           Binding on Successors

This Agreement and covenants and conditions herein contained shall apply to, be binding upon and inure to the benefit of the respective heirs, administrators, executors, legal representatives, assignees, successors and agents of the parties hereto.

8.           Severability

The provisions of this Agreement are severable, and should any provision for any reason is unenforceable; the balance shall nonetheless be of full force and effect.

9.           Applicable Law

The Parties agree that jurisdiction over any litigation arising out of this Agreement shall be in California and that venue shall be in the County of Orange. The Parties herein submit to such jurisdiction and venue in the event of any litigation arising out of this Agreement.  This Agreement is to be deemed to have been jointly prepared by the parties hereto and any uncertainty and ambiguity existing herein shall not be interpreted against any party hereto, but according to the application of the rules of interpretation of contracts, if any such uncertainty or ambiguity exists.  Any provisions of Evidence Code §§ 1115-1128 and 1152.5 notwithstanding, this Agreement may be enforced by any Party hereto by a motion under Code of Civil Procedure §664.6 or by any other procedure permitted by law in the California Superior Court and applicable Rules of Bankruptcy and Federal Procedure.

10.          Advice of Counsel

Each party hereto has had the opportunity to seek the advice of counsel concerning this settlement and this full and final release of all claims.  The parties hereto warrant and acknowledge that prior to execution of this Agreement, they apprised themselves of sufficient relevant data (including information as to all rights and obligations between or among any of the parties hereto), either through experts or through other sources of their own selection, in order that they might intelligently exercise their own judgment in deciding whether to execute, and deciding on the contents of, this agreement.  The parties hereto further warrant and acknowledge that their decisions were not based on, influenced by or induced by any declaration or representation whatsoever of any other party, or the officers, directors, employees, agents or attorney in fact or at law, of any other party, and that this agreement was not executed in reliance on any such declaration or representation.  The parties hereto further warrant and acknowledge that they executed this agreement with the advice of their legal counsel.

11.          Fees and Costs Previously Incurred

Each party shall be responsible, except as expressly set forth herein, for its own costs and fees incurred in relation to this Matter.

12.           Necessary Documents and Instruments

The parties hereto agree to execute any and all other documents and instruments in writing which may be reasonably necessary or proper to effectuate and carry out the purposes of this Agreement.

13.           Gender

Wherever the masculine, feminine or neuter form is used in this agreement, said term shall apply with equal force and effect to any other gender as required by the context wherein the term appears.

14.           Assignment and Indemnity

The parties represent and warrant to and agree with each other that they have not heretofore assigned or transferred or purported to assign or transfer, nor will they assign or transfer, to any other person, entity, firm or corporation whatsoever any claim, debt, liability, demand, investment, cost, action or cause of action, damage, loss, attorneys' fee, expense, or obligation herein released.  The parties agree to indemnify, save, protect and hold each other harmless against any claim, debt, liability, demand, investment, obligation, expense, action or cause of action, damage, loss, attorneys' fee or cost which in any way is based on, arises out of or is connected with any such prohibited assignment or transfer, including indemnification for all attorneys' fees and any costs incurred in connection therewith.

15.           Waiver

The waiver of any breach of this Agreement by any party shall not be a waiver of any other subsequent or prior breach, including in the case of any ongoing breach, the continuation of such breach after the waiver.

16.           Other General Provisions

a.           The representation and warranties contained in this Agreement are deemed to and do survive the closing hereof.

b.           This Agreement may not be altered or modified except by a writing signed by each party to this Agreement.

c.           Unless specifically stated to the contrary, nothing contained in this Agreement, whether express or implied, shall confer any rights or remedies under or by reason of this Agreement on any person or entity not a party to this Agreement.

d.           The undersigned have read the foregoing Agreement, fully understand it, and assent to its terms and provisions.

e.           Each party whose signature is affixed hereto in a representative capacity represents and warrants that he is authorized to execute this Agreement on behalf of and to bind the entity on whose behalf his signature is affixed.

17.           Counterpart.

The Parties agree that this Agreement may be signed in counterparts by the Parties.  The original of this Agreement shall be deemed to consist of the Agreement with separate signature pages each with the original signatures of one or more of the Parties. A signature page received via facsimile or electronic mail of any original signature will be deemed effective as an original signature.  The Parties further understand and agree that no obligations shall arise under this Agreement unless and until all Parties have signed their respective copy of this Agreement.

IN WITNESS WHEREOF, the parties have executed this agreement so that the same may be effective as of the day and year first written above.

ALL PARTY SIGNATURES ARE ON THE FOLLOWING PAGE.

BOWMAN/COOPERS PARTIES:

/s/ David William Bowman
David William Bowman

/s/ William Cooper
William Cooper

/s/ Travis Cooper
Travis Cooper

Bowman & Co., LLC

/s/ David William Bowman
By:	David William Bowman
Its:	Authorized Member

KULA, aka Kula Management, Inc., a suspended entity

/s/ Travis Cooper
By:	Travis Cooper
Its:	Authorized Agent/Officer/Owner

TRANSBIOTEC, INC. PARTIES

TransBioTec, Inc., a California Corporation

/s/ Charles Bennington
By:	Charles Bennington
Its:	President

TransBioTec, Inc., a Colorado Corporation

/s/ Charles Bennington
By:	Charles Bennington
Its:

TransBioTec, Inc., a Delaware Corporation

/s/ Charles Bennington
By:	Charles Bennington
Its:	President